Exhibit 99.1

NETLIST REPORTS SECOND QUARTER 2019 RESULTS

IRVINE, CALIFORNIA, August 8, 2019 - Netlist, Inc. (OCTQX: NLST) today reported financial results for the second quarter ended June 29, 2019.

Net sales for the second quarter ended June 29, 2019 were $5.5 million, compared to net sales of $8.4 million for the quarter ended June 30, 2018.  Gross profit for the quarter ended June 29, 2019 was $0.4 million, or 7.3% of net sales, compared to a gross profit of $0.5 million, or 5.7% of net sales, for the quarter ended June 30, 2018.

GAAP net loss for the second quarter ended June 29, 2019 was ($3.5) million, or a loss per share of ($0.02), compared to a net loss in the prior year period of ($3.4) million, or a loss per share of ($0.04).  These results include stock-based compensation expense of $0.2 million for the quarters ended June 29, 2019 and June 30, 2018.

As of June 29, 2019, cash, cash equivalents and restricted cash was $9.5 million, total assets were $17.7 million, working capital was $3.1 million, total debt and accrued interest, net of debt discount, was $19.4 million, and stockholders’ deficit was ($12.1) million.

“During the quarter net sales and gross margins improved on a sequential basis,” said Netlist’s Chief Executive Officer, C.K. Hong.  “We signed a memorandum of understanding with a major semiconductor company for the ASIC implementation of the HybriDIMMTM Media Controller.  Finally, we completed the trial against SK hynix at the United States International Trade Commission and look forward to the Initial Determination this fall.”

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, August 8, 2019 at 5:00 p.m. Eastern Time to review Netlist’s results for the second quarter ended June 29, 2019.  The dial-in number for the call is 1-412-317-5443.  The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries.  HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures and provides a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance.  Forward-looking statements contained in this news release include statements about Netlist’s ability to execute on its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships, including its relationship with Samsung Electronics Co., Ltd.; the competitive landscape of Netlist’s industry; and general economic, political and market conditions.  All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements.  These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year filed on March 22, 2019, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports.  In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events.  These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi/Sharon Oh	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	(unaudited)
	June 29,	December 29,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$7,432	$14,802
Restricted cash	2,050	1,850
Accounts receivable, net	2,406	2,917
Inventories	2,294	2,946
Prepaid expenses and other current assets	541	677
Total current assets	14,723	23,192

Property and equipment, net	328	279
Operating lease right-of-use assets	1,267	—
Other assets	1,393	1,394
Total assets	$17,711	$24,865

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8,100	$9,497
Revolving line of credit	2,060	2,293
Accrued payroll and related liabilities	542	604
Accrued expenses and other current liabilities	797	343
Note payable	127	376
Total current liabilities	11,626	13,113
Convertible promissory notes and accrued interest, net of debt discounts	17,247	17,346
Operating lease liabilities	768	—
Other liabilities	150	78
Total liabilities	29,791	30,537

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	142	139
Additional paid-in capital	170,513	169,355
Accumulated deficit	(182,735)	(175,166)
Total stockholders’ deficit	(12,080)	(5,672)
Total liabilities and stockholders’ deficit	$17,711	$24,865

Netlist, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018

Net sales	$5,512	$8,426	$10,617	$17,305
Cost of sales(1)	5,108	7,944	9,934	16,444
Gross profit	404	482	683	861
Operating expenses:
Research and development(1)	565	783	1,155	1,791
Intellectual property legal fees	1,093	1,388	2,588	3,599
Selling, general and administrative(1)	2,004	1,585	3,977	3,276
Total operating expenses	3,662	3,756	7,720	8,666
Operating loss	(3,258)	(3,274)	(7,037)	(7,805)
Other expense, net:
Interest expense, net	(258)	(133)	(530)	(280)
Other expense, net	(2)	(10)	(1)	(5)
Total other expense, net	(260)	(143)	(531)	(285)
Loss before provision for income taxes	(3,518)	(3,417)	(7,568)	(8,090)
Provision for income taxes	1	—	1	—
Net loss	$(3,519)	$(3,417)	$(7,569)	$(8,090)
Net loss per common share:
Basic and diluted	$(0.02)	$(0.04)	$(0.05)	$(0.09)
Weighted-average common shares outstanding:
Basic and diluted	140,773	91,685	139,906	87,073

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$7	$6	$14	$12
Research and development	45	56	96	136
Selling, general and administrative	145	111	429	266
Total stock-based compensation	$197	$173	$539	$414